EXHIBIT 99.1

Woodward Reports Second Quarter Fiscal Year 2024 Results

Raises Full-Year Guidance

FORT COLLINS, Colo., April 29, 2024 (GLOBE NEWSWIRE) -- Woodward, Inc. (NASDAQ:WWD) today reported financial results for its second quarter of fiscal year 2024.

All amounts are presented on an as reported (U.S. GAAP) basis unless otherwise indicated. All per share amounts are presented on a fully diluted basis. All comparisons are made to the same period of the prior year unless otherwise stated.

Second Quarter Overview

  Net sales were $835 million, compared to $718 million, an increase of 16 percent.
  Net earnings were $98 million, or $1.56 per share, compared to net earnings of $36 million, or $0.58 per share.
  Adjusted net earnings1 were $101 million, or $1.62 per share, compared to adjusted net earnings of $62 million, or $1.01 per share.
  Net cash provided by operating activities was $144 million for the first half of fiscal 2024, compared to $40 million. Free cash flow1 for the first half of fiscal 2024 was $88 million, compared to negative $4 million. Adjusted free cash flow1 was $90 million for the first half of fiscal 2024, compared to negative $1 million.

"Our focus on operational excellence continues to enable significant sales growth and margin expansion, thanks to the efforts of all our members,” stated Chip Blankenship, Chairman and Chief Executive Officer. “In Aerospace, both original equipment and aftermarket demonstrated strong growth, and our Industrial segment benefited from growth of our China on-highway business and strong demand in power generation.

“Our improving operational performance allows us to capitalize on robust demand for Woodward products and services across both aerospace and industrial markets. Based on these improvements and better visibility, we are raising certain aspects of our full-year guidance. As we drive profitable growth, operational excellence, and innovation, we remain well positioned to deliver long term shareholder value.”

Second Quarter Company Results

Net sales for the second quarter of fiscal 2024 were $835 million, compared to $718 million, an increase of 16 percent.

Net earnings were $98 million, or $1.56 per share, for the second quarter of 2024, compared to $36 million, or $0.58 per share. Adjusted net earnings for the second quarter of 2024 were $101 million, or $1.62 per share, compared to $62 million, or $1.01 per share.

EBIT1 was $131 million for the second quarter of 2024, compared to $53 million. Adjusted EBIT1 was $135 million for the second quarter of 2024, compared to $87 million.

The effective tax rate was 19.1 percent for the second quarter of 2024, compared to 11.8 percent. The adjusted effective tax rate1 for the second quarter of 2024 was 19.3 percent, compared to 17.8 percent.

Segment Results

Aerospace

Aerospace segment net sales for the second quarter of fiscal 2024 were $498 million, compared to $437 million, an increase of 14 percent.

Commercial aerospace sales increased significantly, driven by increased aircraft utilization as a result of continued growth in passenger traffic, and price realization. Overall defense sales grew modestly.

Segment earnings for the second quarter of 2024 were $98 million, compared to $73 million. Segment earnings as a percent of segment net sales were 19.8 percent for the second quarter of 2024, compared to 16.8 percent. The increase in segment earnings was primarily a result of higher volume and net price realization.

Industrial

Industrial segment net sales for the second quarter of fiscal 2024 were $338 million, compared to $281 million, an increase of 20 percent. The increase in Industrial segment net sales was driven primarily by growth in transportation, particularly in the on-highway natural gas truck business in China, as well as strong sales in power generation and price realization, partially offset by decreased oil and gas sales.

Industrial segment earnings for the second quarter of 2024 were $65 million, or 19.3 percent of segment net sales, compared to $38 million, or 13.4 percent of segment net sales. The increase in Industrial earnings was a result of higher volume, largely due to the heightened demand for our China on-highway business, net price realization, and operational improvements including increased output and efficiency gains.

Nonsegment

Nonsegment expenses were $33 million for the second quarter of fiscal 2024, compared to $58 million. Adjusted nonsegment expenses1 were $29 million for the second quarter of 2024, compared to $23 million.

Year-to-Date Results

Net sales for the first half of 2024 were $1.62 billion, compared to $1.34 billion. Net earnings for the first half of 2024 were $188 million, or $3.02 per share, compared to $65 million, or $1.07 per share. Adjusted net earnings for the first half of 2024 were $191 million, or $3.07 per share, compared to $91 million, or $1.50 per share.

The effective tax rate was 18.6 percent for the first half of 2024, compared to 9.5 percent. The adjusted effective tax rate for the first half of 2024 was 18.6 percent, compared to 14.5 percent.

Aerospace segment net sales for the first half of 2024 were $958 million, compared to $833 million. Aerospace segment earnings for the first half of 2024 were $177 million, or 18.5 percent of segment net sales, compared to $129 million, or 15.5 percent of segment net sales.

Industrial segment net sales for the first half of 2024 were $664 million, compared to $504 million. Industrial segment earnings for the first half of 2024 were $132 million, or 19.9 percent of segment net sales, compared to $49 million, or 9.7 percent of segment net sales.

Nonsegment expenses were $59 million for the first half of 2024, compared to $83 million. Adjusted nonsegment expenses for the first half of 2024 were $55 million, compared to $48 million.

Cash Flow and Financial Position

Net cash provided by operating activities was $144 million for the first half of 2024, compared to $40 million. Payments for property, plant, and equipment were $56 million for the first half of 2024, compared to $44 million.

Free cash flow was $88 million for the first half of fiscal 2024, compared to negative $4 million. Adjusted free cash flow was $90 million for the first half of fiscal 2024, compared to negative $1 million. The increase in free cash flow and adjusted free cash flow was primarily due to increased earnings, partially offset by higher capital expenditures.

During the first half of fiscal 2024, $28 million was returned to stockholders in the form of dividends.

Total debt was $791 million at March 31, 2024, compared to $859 million at March 31, 2023. Debt-to-EBITDA1 leverage at March 31, 2024, was 1.2 times EBITDA, compared to 2.2 times EBITDA at March 31, 2023.

Fiscal Year 2024 Guidance

Based on visibility into the third quarter demand for the China on-highway natural gas truck business and anticipated improved operational performance in the second half of fiscal 2024, we are raising certain aspects of our full-year guidance.

Woodward, Inc. and Subsidiaries
Revised Guidance
(In millions, except per share amount and percentages)
	Prior	Revised
	FY24 Guidance issued on	FY24 Guidance issued on
	January 29, 2024	April 29, 2024
Total Company
Sales	$3,150 - $3,300	$3,250 - $3,350
Adjusted Effective Tax Rate	~21%	~20%
Adjusted Free Cash Flow	$300 - $350	$325 - $375
Capital Expenditures	~100	No change
Shares	~62	No change
Adjusted EPS	$5.00 - $5.40	$5.70 - $6.00

Segment Data
Aerospace
Sales Growth	Up 10% to 14%	Up 12% to 14%
Segment Earnings (% of Sales)	18% to 19%	No change
Industrial
Sales Growth	Up 8% to 10%	Up 13% to 15%
Segment Earnings (% of Sales)	14% - 15%	17% - 18%

Conference Call

Woodward will hold an investor conference call at 4:30 p.m. ET, April 29, 2024, to provide an overview of the financial performance for the second quarter of fiscal year 2024, business highlights, and outlook for the remainder of fiscal 2024. You are invited to listen to the live webcast of our conference call, or a recording, and view or download accompanying presentation slides at our website, www.woodward.com2.

You may also listen to the call by dialing 1-800-715-9871 (U.S. domestic) or 1-646-307-1963 (international). Participants should call prior to the start time to allow for registration; the Conference ID is 2819144. An audio replay will be available by telephone from 7:30 p.m. ET on April 29, 2024 until 11:59 p.m. ET on May 13, 2024. The telephone number to access the replay is 1-800-770-2030 (U.S. domestic) or 1-609-800-9909 (international), reference access code 2819144.

A webcast presentation will be available on the website by selecting “Investors/Events & Presentations.” The call and presentation will remain accessible on the website for 14 days.

About Woodward, Inc.

Woodward is the global leader in the design, manufacture, and service of energy conversion and control solutions for the aerospace and industrial equipment markets. Together with our customers, we are enabling the path to a cleaner, decarbonized world. Our innovative fluid, combustion, electrical, propulsion and motion control systems perform in some of the world’s harshest environments. Woodward is a global company headquartered in Fort Collins, Colorado, USA. Visit our website at www.woodward.com.

Cautionary Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements include, but are not limited to, our prioritization of growth, operational excellence and innovation, including to the outcome of such efforts on our long-term success and shareholder value; demand for our products and services and our ability to capitalize on such demand, trends in our markets and statements regarding our business and financial guidance for the remainder of fiscal year 2024, including our guidance for sales, adjusted earnings, adjusted earnings per share, segment sales growth, segment earnings as a percent of sales, adjusted effective tax rate, adjusted free cash flow, capital expenditures, and diluted weighted shares outstanding, as well as our assumptions and expectations regarding our guidance. Factors that could cause actual results and the timing of certain events to differ materially from the forward-looking statements include, but are not limited to: (1) global economic uncertainty and instability, including in the financial markets that affect Woodward, its customers, and its supply chain; (2) risks related to constraints and disruptions in the global supply chain and labor markets; (3) Woodward’s long sales cycle; (4) risks related to Woodward’s concentration of revenue among a relatively small number of customers; (5) Woodward’s ability to implement and realize the intended effects of any restructuring efforts; (6) Woodward’s ability to successfully manage competitive factors including expenses and fluctuations in sales; (7) changes and consolidations in the aerospace market; (8) Woodward’s financial obligations including debt obligations and tax expenses and exposures; (9) risks related to Woodward’s U.S. government contracting activities including potential changes in government spending patterns; (10) volatility with respect to the China on-highway natural gas truck market; (11) Woodward’s ability to protect its intellectual property rights and avoid infringing the intellectual property rights of others; (12) changes in the estimates of fair value of reporting units or of long-lived assets; (13) environmental risks; (14) Woodward’s continued access to a stable workforce and favorable labor relations with its employees; (15) Woodward’s ability to manage various regulatory and legal matters; (16) risks from operating internationally; (17) cybersecurity and other technological risks; and other risk factors and risks described in Woodward's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2023, any subsequently filed Quarterly Report on Form 10-Q, as well as its Quarterly Report on Form 10-Q for the second quarter ended March 31, 2024, which we expect to file shortly, and other risks described in Woodward’s filings with the Securities and Exchange Commission.

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023

Net sales	$835,343	$718,214	$1,622,073	$1,336,833
Costs and expenses:
Cost of goods sold	600,954	559,149	1,183,335	1,051,812
Selling, general, and administrative expenses	81,447	75,578	155,958	138,765
Research and development costs	36,465	37,777	67,259	66,411
Restructuring charges	-	5,172	-	5,172
Interest expense	11,530	12,845	22,966	23,987
Interest income	(1,293)	(508)	(2,766)	(874)
Other (income) expense, net	(14,384)	(12,040)	(35,023)	(20,430)
Total costs and expenses	714,719	677,973	1,391,729	1,264,843
Earnings before income taxes	120,624	40,241	230,344	71,990
Income taxes	23,068	4,730	42,744	6,873
Net earnings	$97,556	$35,511	$187,600	$65,117

Earnings per share amounts:
Basic earnings per share	$1.61	$0.59	$3.12	$1.09
Diluted earnings per share	$1.56	$0.58	$3.02	$1.07
Weighted average common shares outstanding:
Basic	60,427	59,807	60,223	59,736
Diluted	62,365	61,227	62,106	61,083

Cash dividends paid per share	$0.25	$0.22	$0.47	$0.41

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands)

	March 31,	September 30,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$316,932	$137,447
Accounts receivable	831,777	749,859
Inventories	580,377	517,843
Income taxes receivable	32,816	14,120
Other current assets	50,072	50,183
Total current assets	1,811,974	1,469,452
Property, plant, and equipment, net	921,355	913,094
Goodwill	796,706	791,468
Intangible assets, net	443,414	452,363
Deferred income tax assets	58,911	58,550
Other assets	333,899	325,276
Total assets	$4,366,259	$4,010,203

Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$141,300	$-
Current portion of long-term debt	699	75,817
Accounts payable	258,670	234,328
Income taxes payable	54,242	44,435
Accrued liabilities	236,944	262,616
Total current liabilities	691,855	617,196
Long-term debt, less current portion	649,039	645,709
Deferred income tax liabilities	135,022	132,819
Other liabilities	560,930	543,490
Total liabilities	2,036,846	1,939,214
Stockholders’ equity	2,329,413	2,070,989
Total liabilities and stockholders’ equity	$4,366,259	$4,010,203

Woodward, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

	Six Months Ended March 31,
	2024	2023
Net cash provided by operating activities	$144,118	$40,150

Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(56,301)	(44,046)
Proceeds from sale of assets	51	199
Proceeds from business divestiture	600	-
Payments for business acquisition, net of cash acquired	-	878
Payments for short-term investments	(3,723)	-
Proceeds from sales of short-term investments	9,732	7,733
Net cash used in investing activities	(49,641)	(35,236)

Cash flows from financing activities:
Cash dividends paid	(28,327)	(24,537)
Proceeds from sales of treasury stock	43,087	14,067
Payments for repurchases of common stock	-	(26,369)
Borrowings on revolving lines of credit and short-term borrowings	1,539,100	1,031,800
Payments on revolving lines of credit and short-term borrowings	(1,397,800)	(968,100)
Payments of debt financing costs	-	(2,236)
Payments of long-term debt and finance lease obligations	(75,472)	(288)
Net cash provided by financing activities	80,588	24,337
Effect of exchange rate changes on cash and cash equivalents	4,420	(7,668)
Net change in cash and cash equivalents	179,485	21,583
Cash and cash equivalents at beginning of year	137,447	107,844
Cash and cash equivalents at end of period	$316,932	$129,427

Woodward, Inc. and Subsidiaries
SEGMENT NET SALES AND NET EARNINGS
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net sales:
Aerospace	$497,512	$437,017	$958,268	$832,702
Industrial	337,831	281,197	663,805	504,131
Total consolidated net sales	$835,343	$718,214	$1,622,073	$1,336,833
Segment earnings*:
Aerospace	$98,451	$73,314	$177,453	$128,748
As a percent of segment net sales	19.8%	16.8%	18.5%	15.5%
Industrial	65,244	37,571	132,125	48,973
As a percent of segment net sales	19.3%	13.4%	19.9%	9.7%
Total segment earnings	163,695	110,885	309,578	177,721
Nonsegment expenses	(32,834)	(58,307)	(59,034)	(82,618)
EBIT	130,861	52,578	250,544	95,103
Interest expense, net	(10,237)	(12,337)	(20,200)	(23,113)
Consolidated earnings before income taxes	$120,624	$40,241	$230,344	$71,990

*This schedule reconciles segment earnings, which exclude certain costs, to consolidated earnings before taxes.

Payments for property, plant and equipment	$14,489	$19,656	$56,301	$44,046
Depreciation expense	$20,607	$20,535	$40,833	$40,661

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Three Months Ended March 31, 2024			Three Months Ended March 31, 2023
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net earnings (U.S. GAAP)	$120,624	$97,556	$1.56	$40,241	$35,511	$0.58
Non-U.S. GAAP adjustments:
Non-recurring gain related to a previous acquisition	-	-	-	-	-	-
Business development activities	1,664	1,256	0.02	-	-	-
Certain non-restructuring separation costs	2,666	2,013	0.04	2,208	1,661	0.03
Specific charge for excess and obsolete inventory	-	-	-	11,995	9,016	0.15
Product rationalization	-	-	-	10,504	7,896	0.13
Restructuring charges	-	-	-	5,172	3,874	0.06
Non-recurring charge related to customer collections	-	-	-	4,997	3,761	0.06
Total non-U.S. GAAP adjustments	4,330	3,269	0.06	34,876	26,208	0.43
Adjusted net earnings (Non-U.S. GAAP)	$124,954	$100,825	$1.62	$75,117	$61,719	$1.01

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO ADJUSTED NET EARNINGS[1]
(Unaudited - in thousands, except per share amounts)

	Six Months Ended March 31, 2024			Six Months Ended March 31, 2023
	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax	Before Income Tax	Net of Income Tax	Per Share, Net of Income Tax
Net earnings (U.S. GAAP)	$230,344	$187,600	$3.02	$71,990	$65,117	$1.07
Non-U.S. GAAP adjustments:
Non-recurring gain related to a previous acquisition	(4,803)	(3,433)	(0.06)	-	-	-
Business development activities	5,902	4,456	0.07	-	-	-
Certain non-restructuring separation costs	2,666	2,013	0.04	2,208	1,661	0.03
Specific charge for excess and obsolete inventory	-	-	-	11,995	9,016	0.15
Product rationalization	-	-	-	10,504	7,896	0.13
Restructuring charges	-	-	-	5,172	3,874	0.06
Non-recurring charge related to customer collections	-	-	-	4,997	3,761	0.06
Total non-U.S. GAAP adjustments	3,765	3,036	0.05	34,876	26,208	0.43
Adjusted net earnings (Non-U.S. GAAP)	$234,109	$190,636	$3.07	$106,866	$91,325	$1.50

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBIT[1] AND ADJUSTED EBIT[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net earnings (U.S. GAAP)	$97,556	$35,511	$187,600	$65,117
Income tax expense	23,068	4,730	42,744	6,873
Interest expense	11,530	12,845	22,966	23,987
Interest income	(1,293)	(508)	(2,766)	(874)
EBIT (Non-U.S. GAAP)	130,861	52,578	250,544	95,103
Total non-U.S. GAAP adjustments*	4,330	34,876	3,765	34,876
Adjusted EBIT (Non-U.S. GAAP)	$135,191	$87,454	$254,309	$129,979

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1] table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NET EARNINGS TO EBITDA[1] AND ADJUSTED EBITDA[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net earnings (U.S. GAAP)	$97,556	$35,511	$187,600	$65,117
Income tax expense	23,068	4,730	42,744	6,873
Interest expense	11,530	12,845	22,966	23,987
Interest income	(1,293)	(508)	(2,766)	(874)
Amortization of intangible assets	8,618	9,418	17,217	18,596
Depreciation expense	20,607	20,535	40,833	40,661
EBITDA (Non-U.S. GAAP)	160,086	82,531	308,594	154,360
Total non-U.S. GAAP adjustments*	4,330	34,876	3,765	34,876
Adjusted EBITDA (Non-U.S. GAAP)	$164,416	$117,407	$312,359	$189,236

*See Reconciliation of Net Earnings to Adjusted Net Earnings[1] table above for the list of Non-U.S. GAAP adjustments made in the applicable periods.

Woodward, Inc. and Subsidiaries
RECONCILIATION OF NONSEGMENT EXPENSES TO ADJUSTED NONSEGMENT EXPENSES[1]
(Unaudited - in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Nonsegment expenses (U.S. GAAP)	$32,834	$58,307	$59,034	$82,618
Non-recurring gain related to a previous acquisition	-	-	4,803	-
Certain non-recurring separation costs	(2,666)	(2,208)	(2,666)	(2,208)
Business development activities	(1,664)	-	(5,902)	-
Specific charge for excess and obsolete inventory	-	(11,995)	-	(11,995)
Product rationalization	-	(10,504)	-	(10,504)
Restructuring charge	-	(5,172)	-	(5,172)
Non-recurring charge related to customer collections	-	(4,997)	-	(4,997)
Adjusted nonsegment expenses (Non-U.S. GAAP)	$28,504	$23,431	$55,269	$47,742

Woodward, Inc. and Subsidiaries
RECONCILIATION OF CASH FLOW FROM OPERATING ACTIVITIES TO FREE CASH FLOW[1] AND ADJUSTED FREE CASH FLOW[1]
(Unaudited - in thousands)

	Six Months Ended March 31,
	2024	2023

Net cash provided by operating activities (U.S. GAAP)	$144,118	$40,150
Payments for property, plant, and equipment	(56,301)	(44,046)
Free cash flow (Non-U.S. GAAP)	87,817	(3,896)
Cash received for a non-recurring matter related to a previous acquisition	(4,803)	-
Cash paid for business development activities	4,293	-
Cash paid for non-recurring matter unrelated to the ongoing operations of the business	2,725	-
Cash paid for restructuring charges	-	2,836
Adjusted free cash flow (Non-U.S. GAAP)	$90,032	$(1,060)

1Adjusted and Non-U.S. GAAP Financial Measures: Adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses exclude, as applicable, (i) a non-recurring gain related to a previous acquisition, (ii) costs related to business development activities, (iii) certain non-restructuring separation costs, (iv) a specific charge for excess and obsolete inventory, (v) product rationalization, (vi) a restructuring charges, and (vii) a non-recurring charge related to customer collections. The product rationalization adjustment pertains to a non-recurring write-off of inventory and assets related to the elimination of certain product lines. The specific charge for excess and obsolete inventory pertains to a non-recurring process change that resulted in the identification and write down of certain excess inventory unrelated to product rationalization. The non-recurring charge related to customer collections pertains to a discrete process issue that was identified and corrected. The Company believes that these excluded items are short‐term in nature, not directly related to the ongoing operations of the business, and therefore, the exclusion of them illustrates more clearly how the underlying business of Woodward is performing. Adjusted free cash flow is free cash flow (defined below) plus cash received for a non-recurring matter related to a previous acquisition, minus (i) cash paid for business development activities, (ii) cash paid for a non-recurring matter unrelated to the ongoing operations of the business, and (iii) cash paid for restructuring charges. Management believes these adjustments to free cash flow better portray Woodward’s operating performance. Guidance with respect to non-U.S. GAAP measures as provided in this release excludes, as applicable (i) a non-recurring gain related to a previous acquisition, (ii) costs related to business development activities, (iii) certain non-restructuring separation costs, (iv) cash received for a non-recurring matter related to a previous acquisition, (v) cash paid for business development activities, and (vi) cash paid for non-recurring matter unrelated to the ongoing operations of the business.

EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), free cash flow, adjusted free cash flow, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, and adjusted nonsegment expenses are financial measures not prepared and presented in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). Management uses EBIT and adjusted EBIT to evaluate Woodward’s operating performance without the impacts of financing and tax related considerations. Management uses EBITDA and adjusted EBITDA in evaluating Woodward’s operating performance, making business decisions, including developing budgets, managing expenditures, forecasting future periods, and evaluating capital structure impacts of various strategic scenarios. Management also uses free cash flow, which is derived from net cash provided by or used in operating activities less payments for property, plant, and equipment, as well as adjusted free cash flow (as described above), in reviewing the financial performance of Woodward’s various business segments and evaluating cash generation levels. Securities analysts, investors, and others frequently use EBIT, EBITDA and free cash flow in their evaluation of companies, particularly those with significant property, plant, and equipment, and intangible assets that are subject to amortization. The use of any of these non-U.S. GAAP financial measures is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with U.S. GAAP. Because adjusted net earnings, adjusted earnings per share, EBIT, EBITDA, adjusted EBIT, and adjusted EBITDA exclude certain financial information compared with net earnings, the most comparable U.S. GAAP financial measure, users of this financial information should consider the information that is excluded. Free cash flow and adjusted free cash flow do not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs. Management’s calculations of EBIT, EBITDA, adjusted net earnings, adjusted earnings per share, adjusted EBIT, adjusted EBITDA, adjusted effective tax rate, adjusted nonsegment expenses, free cash flow, and adjusted free cash flow may differ from similarly titled measures used by other companies, limiting their usefulness as comparative measures.

2Website, Facebook, X: Woodward has used, and intends to continue to use, its Investor Relations website, its Facebook page and its X handle as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Contact:	Dan Provaznik Director, Investor Relations 970-498-3849 Dan.Provaznik@woodward.com